Exhibit 99.1

Investor Relations Contact: David Humphrey	Media Contact: Autumnn Mahar
Title: Vice President – Investor Relations	Title: Senior Manager, PR and Social
Phone: 479-785-6200	Phone: 479-494-8221
Email: dhumphrey@arcb.com	Email: amahar@arcb.com

ArcBest Announces Solid Third Quarter 2022 Results

Delivers Double-Digit Percentage Revenue Growth In Each Operating Segment; On Track To Deliver Record Annual Revenues in 2022

●	Third quarter 2022 revenue of $1.4 billion increased 33.0 percent over third quarter 2021.
●	Net income improved to $88.8 million, or $3.50 per diluted share. On a non-GAAP basis, third quarter 2022 net income was $96.4 million, or $3.80 per diluted share.

FORT SMITH, Arkansas, November 1, 2022 — ArcBest® (Nasdaq: ARCB), a leader in supply chain logistics, today reported third quarter 2022 revenue of $1.4 billion, an increase of $335.2 million compared to third quarter 2021. Each operating segment achieved double-digit percentage revenue growth over the prior year period. Third quarter 2022 results include the impact of the acquisition of MoLo Solutions, LLC (“MoLo”), which was completed in November 2021.

ArcBest’s third quarter 2022 operating income was $115.8 million and net income was $88.8 million, or $3.50 per diluted share, compared to operating income of $87.6 million and net income of $63.7 million, or $2.38 per diluted share, in the third quarter of 2021.

Excluding certain items in both periods as identified in the attached reconciliation tables, third quarter non-GAAP operating income was $131.1 million, compared to $98.4 million in the prior-year period. On a non-GAAP basis, net income was $96.4 million, or $3.80 per diluted share, compared to $70.9 million, or $2.65 per diluted share, in the third quarter of 2021.

“Our third quarter results reflect the benefits of our growth strategy and continue a track record of impressive performances as we bring our best-in-class approach to customers more efficiently and effectively every single day,” said Judy R. McReynolds, ArcBest chairman, president and CEO. “Despite a more challenging economic environment, we continue to invest in our team, solutions and facilities. We remain focused on delivering for our customers to provide them the reliability, flexibility and sustainability they need in their supply chains. This year we are on track to deliver more than $5 billion in annual revenue for the first time in our hundred-year history. We are confident that future growth opportunities remain bright as we work to achieve our long-term financial targets.”

Third Quarter Results of Operations Comparisons

Asset-Based

Third Quarter 2022 Versus Third Quarter 2021

●	Revenue of $791.5 million compared to $681.2 million, a per-day increase of 16.2 percent.
~~●~~	Total tonnage per day increase of 4.4 percent, including an increase of 1.9 percent in LTL-rated weight per shipment.
●	Total shipments per day increased 2.8 percent.

●	Total billed revenue per hundredweight increased 11.1 percent and was positively impacted by higher fuel surcharges. Revenue per hundredweight on LTL-rated business, excluding fuel surcharge, improved by a percentage in the high single digits.
●	Operating income of $109.3 million and an operating ratio of 86.2 percent compared to operating income of $83.6 million and an operating ratio of 87.7 percent. On a non-GAAP basis, operating income of $116.6 million and an operating ratio of 85.3 percent compared to operating income of $90.5 million and an operating ratio of 86.7 percent.

ArcBest’s Asset-Based business continued its recent pattern of revenue growth as customer demand softened some but remained at a good level. Higher third quarter shipments and tonnage, combined with an increase in average weight per shipment, resulted in a revenue increase versus the same period last year.  Following the robust year-over-year increase in third quarter 2021, current pricing levels remain solid and were enhanced by higher fuel surcharges. To facilitate continued growth, ABF Freight continues its successful actions to add personnel in key locations. Despite experiencing cost pressures across the network, ArcBest’s Asset-Based business improved its third quarter profitability due to the collaborative efforts of all employees and the careful management of resources. Shippers are currently navigating a more challenging economic environment while seeking to return consistency to their supply chains. The equipment and network resources offered by ABF Freight, as part of a comprehensive set of ArcBest logistics solutions, are valued by customers which positions ArcBest for growth.

Asset-Light‡

Third Quarter 2022 Versus Third Quarter 2021 (including the results of MoLo)

●	Revenue of $604.5 million compared to $371.7 million, a per-day increase of 62.6 percent.
●	Operating income of $16.3 million compared to $11.5 million. On a non-GAAP basis, operating income of $19.9 million compared to $12.4 million.
●	Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) of $21.8 million compared to $14.2 million, as detailed in the attached non-GAAP reconciliation tables.

Compared to the previous year, revenue growth in the ArcBest Asset-Light segment moderated throughout the third quarter as a result of a softer economic environment, which led to lower average revenue per shipment, and changes in business mix. The positive impact of additional truckload business from MoLo was the main contributor to increased third quarter revenue and shipment totals versus last year. Further progress was made on the MoLo integration and all of ArcBest’s Asset-Light truckload shipments are now being managed in one operating platform. In addition to truckload, third quarter revenue growth was positively impacted by managed transportation and dedicated services. In the third quarter, overall rates charged for customer shipments decreased sequentially at a more rapid pace than the cost reductions associated with securing carrier partner equipment capacity in the marketplace. The resulting sequential margin compression contributed to reduced profitability in the Asset-Light business compared to earlier quarters this year.

At FleetNet, despite revenue growth resulting from increases in both total events and revenue per event, higher costs contributed to a decrease in profitability versus the prior year period.

NOTE

‡ - The ArcBest and FleetNet reportable segments, combined, represent Asset-Light operations.

Conference Call

ArcBest will host a conference call with company executives to discuss the 2022 third quarter results. The call will be today, Tuesday, November 1, at 9:30 a.m. EDT (8:30 a.m. CDT). Interested parties are invited to listen by calling (800) 916-9049 or by joining the webcast which can be found on ArcBest’s website at arcb.com. Slides to accompany this call are included in Exhibit 99.3 of the Form 8-K filed on November 1, 2022, will be posted and available to download on the company’s website prior to the scheduled conference time, and will be included in the webcast. Following the call, a recorded playback will be available through the end of the day on December 15, 2022. To listen to the playback, dial (800) 633-8284 or (402) 977-9140 (for international callers). The conference call ID for the playback is 22020814. The conference call and playback can also be accessed, through December 15, 2022, on ArcBest’s website at arcb.com.

About ArcBest

ArcBest® (Nasdaq: ARCB) is a multibillion-dollar integrated logistics company that helps keep the global supply chain moving. Founded in 1923 and now with over 15,000 employees across more than 250 campuses and service centers, the company is a logistics powerhouse, fueled by the simple notion of finding a way to get the job done. Through innovative thinking, agility and trust, ArcBest leverages their full suite of shipping and logistics solutions to meet customers’ critical needs, each and every day. For more information, visit arcb.com.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Certain statements and information in this press release concerning results for the three months ended September 30, 2022 may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding (i) our expectations about our intrinsic value or our prospects for growth and value creation and (ii) our financial outlook, position, strategies, goals, and expectations. Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “predict,” “project,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and involve certain risks and uncertainties (some of which are beyond our control). Although we believe that the expectations reflected in these forward-looking statements are reasonable as and when made, we cannot provide assurance that our expectations will prove to be correct. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including, but not limited to: the effects of widespread outbreak of an illness or disease, including the COVID-19 pandemic, or any other public health crisis, as well as regulatory measures implemented in response to such events; external events which may adversely affect us or the third parties who provide services for us, for which our business continuity plans may not adequately prepare us, including acts of war or terrorism or military conflicts; a failure of our information systems, including disruptions or failures of services essential to our operations or upon which our information technology platforms rely, data breach, and/or cybersecurity incidents; interruption or failure of third-party software or information technology systems or licenses; untimely or ineffective development and implementation of, or failure to realize potential benefits associated with, new or enhanced technology or processes, including the pilot test program at ABF Freight; the loss or reduction of business from large customers; the ability to manage our cost structure, and the timing and performance of growth initiatives; the cost, integration, and performance of any recent or future acquisitions, including the acquisition of MoLo Solutions, LLC, and the inability to realize the anticipated benefits of the acquisition within the expected time period or at all; market fluctuations and interruptions affecting the price of our stock or the price or timing of our share repurchase programs; maintaining our corporate reputation and intellectual property rights; nationwide or global disruption in the supply chain increasing volatility in freight volumes; competitive initiatives and pricing pressures; increased prices for and decreased availability of new revenue equipment, decreases in value of used revenue equipment, and higher costs of equipment-related operating expenses such as maintenance, fuel, and related taxes; availability of fuel, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, and the inability to collect fuel surcharges; relationships with employees, including unions, and our ability to attract, retain, and develop employees; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; union employee wages and benefits, including changes in required contributions to multiemployer plans; availability and cost of reliable third-party services; our ability to secure independent owner operators and/or operational or regulatory issues related to our use of their services; litigation or claims asserted against us; governmental regulations; environmental laws and regulations, including emissions-control regulations; default on covenants of financing arrangements and the availability and terms of future financing arrangements; self-insurance claims and insurance premium costs; potential impairment of goodwill and intangible assets; general economic conditions and related shifts in market demand that impact the performance and needs of industries we serve and/or limit our customers’ access to adequate financial resources; increasing costs due to inflation; seasonal fluctuations and adverse weather conditions; and other financial, operational, and legal risks and uncertainties detailed from time to time in ArcBest Corporation’s public filings with the Securities and Exchange Commission (the “SEC”).

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

Financial Data and Operating Statistics

The following tables show financial data and operating statistics on ArcBest® and its reportable segments.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2022	2021	2022	2021

	(Unaudited)
	($ thousands, except share and per share data)
REVENUES	$1,351,831	$1,016,657	$4,079,834	$2,794,843

OPERATING EXPENSES	1,236,070	929,096	3,731,799	2,600,792

OPERATING INCOME	115,761	87,561	348,035	194,051

OTHER INCOME (COSTS)
Interest and dividend income	1,147	323	1,614	1,037
Interest and other related financing costs	(1,749)	(2,072)	(5,551)	(6,774)
Other, net	(189)	338	(3,822)	2,641
	(791)	(1,411)	(7,759)	(3,096)

INCOME BEFORE INCOME TAXES	114,970	86,150	340,276	190,955

INCOME TAX PROVISION	26,128	22,459	79,404	42,922

NET INCOME	$88,842	$63,691	$260,872	$148,033

EARNINGS PER COMMON SHARE
Basic	$3.61	$2.48	$10.59	$5.79
Diluted	$3.50	$2.38	$10.18	$5.51

AVERAGE COMMON SHARES OUTSTANDING
Basic	24,605,228	25,632,805	24,640,706	25,559,642
Diluted	25,372,755	26,770,146	25,626,225	26,872,381

ARCBEST CORPORATION

CONSOLIDATED BALANCE SHEETS

	September 30	December 31
	2022	2021
	(Unaudited)	Note
	($ thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$155,531	$76,620
Short-term investments	145,758	48,339
Accounts receivable, less allowances (2022 - $15,441; 2021 - $13,226)	627,092	582,344
Other accounts receivable, less allowances (2022 - $709; 2021 - $690)	11,472	13,094
Prepaid expenses	32,280	40,104
Prepaid and refundable income taxes	16,010	9,654
Other	9,885	5,898
TOTAL CURRENT ASSETS	998,028	776,053

PROPERTY, PLANT AND EQUIPMENT
Land and structures	361,705	350,694
Revenue equipment	1,014,369	980,283
Service, office, and other equipment	291,595	251,085
Software	178,145	175,989
Leasehold improvements	20,865	16,931
	1,866,679	1,774,982
Less allowances for depreciation and amortization	1,120,962	1,079,061
	745,717	695,921

GOODWILL	307,252	300,337
INTANGIBLE ASSETS, NET	116,922	126,580
OPERATING RIGHT-OF-USE ASSETS	164,654	106,686
DEFERRED INCOME TAXES	5,563	5,470
OTHER LONG-TERM ASSETS	101,978	101,629
TOTAL ASSETS	$2,440,114	$2,112,676

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$329,887	$311,401
Income taxes payable	7,668	12,087
Accrued expenses	331,610	305,851
Current portion of long-term debt	63,521	50,615
Current portion of operating lease liabilities	24,686	22,740
TOTAL CURRENT LIABILITIES	757,372	702,694

LONG-TERM DEBT, less current portion	189,798	174,917
OPERATING LEASE LIABILITIES, less current portion	146,134	88,835
POSTRETIREMENT LIABILITIES, less current portion	16,681	16,733
OTHER LONG-TERM LIABILITIES	134,701	135,537
DEFERRED INCOME TAXES	69,136	64,893

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, authorized 70,000,000 shares; issued 2022: 29,747,867 shares; 2021: 29,359,597 shares	297	294
Additional paid-in capital	337,113	318,033
Retained earnings	1,054,294	801,314
Treasury stock, at cost, 2022: 5,340,836 shares; 2021: 4,492,514 shares	(269,390)	(194,273)
Accumulated other comprehensive income	3,978	3,699
TOTAL STOCKHOLDERS’ EQUITY	1,126,292	929,067
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,440,114	$2,112,676

Note: The balance sheet at December 31, 2021 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30
	2022	2021

	Unaudited
	($ thousands)
OPERATING ACTIVITIES
Net income	$260,872	$148,033
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	95,169	88,113
Amortization of intangibles	9,691	2,882
Share-based compensation expense	9,816	8,567
Provision for losses on accounts receivable	5,065	(57)
Change in deferred income taxes	3,745	(8,593)
Gain on sale of property and equipment	(9,759)	(8,389)
Gain on sale of subsidiary	(402)	(6,923)
Changes in operating assets and liabilities:
Receivables	(54,889)	(103,886)
Prepaid expenses	7,550	7,655
Other assets	287	539
Income taxes	(11,068)	8,174
Operating right-of-use assets and lease liabilities, net	1,579	650
Accounts payable, accrued expenses, and other liabilities	32,793	101,577
NET CASH PROVIDED BY OPERATING ACTIVITIES	350,449	238,342

INVESTING ACTIVITIES
Purchases of property, plant and equipment, net of financings	(76,068)	(43,506)
Proceeds from sale of property and equipment	13,938	11,509
Proceeds from sale of subsidiary	475	9,013
Purchases of short-term investments	(145,254)	(56,011)
Proceeds from sale of short-term investments	48,161	61,174
Capitalization of internally developed software	(13,922)	(14,308)
Business acquisition, net of cash acquired(1)	2,279	—
NET CASH USED IN INVESTING ACTIVITIES	(170,391)	(32,129)

FINANCING ACTIVITIES
Borrowings under credit facilities	58,000	—
Proceeds from notes payable	12,113	—
Payments on long-term debt	(99,567)	(76,513)
Net change in book overdrafts	2,102	(305)
Deferred financing costs	(53)	(295)
Payment of common stock dividends	(7,892)	(6,145)
Purchases of treasury stock	(50,117)	(8,100)
Payments for tax withheld on share-based compensation	(15,733)	(10,602)
NET CASH USED IN FINANCING ACTIVITIES	(101,147)	(101,960)

NET INCREASE IN CASH AND CASH EQUIVALENTS	78,911	104,253
Cash and cash equivalents at beginning of period	76,620	303,954
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$155,531	$408,207

NONCASH INVESTING ACTIVITIES
Equipment financed	$57,241	$36,731
Accruals for equipment received	$5,587	$3,158
Lease liabilities arising from obtaining right-of-use assets	$78,324	$7,280

1)	Represents cash received from escrow for post-closing adjustments related to the acquisition of MoLo.

ARCBEST CORPORATION

FINANCIAL STATEMENT OPERATING SEGMENT DATA AND OPERATING RATIOS

	Three Months Ended				Nine Months Ended
	September 30				September 30
	2022		2021		2022		2021

	Unaudited
	($ thousands, except percentages)
REVENUES
Asset-Based	$791,531		$681,164		$2,299,464		$1,890,288

ArcBest(1)	515,235		305,207		1,660,174		828,291
FleetNet	89,276		66,514		249,786		185,224
Total Asset-Light	604,511		371,721		1,909,960		1,013,515

Other and eliminations	(44,211)		(36,228)		(129,590)		(108,960)
Total consolidated revenues	$1,351,831		$1,016,657		$4,079,834		$2,794,843

OPERATING EXPENSES
Asset-Based
Salaries, wages, and benefits	$332,359	42.0%	$305,839	44.9%	$973,924	42.4%	$893,903	47.3%
Fuel, supplies, and expenses	97,279	12.3	66,947	9.8	281,406	12.2	192,477	10.2
Operating taxes and licenses	13,089	1.6	12,426	1.8	38,405	1.7	36,977	2.0
Insurance	13,180	1.7	10,175	1.5	35,808	1.5	28,568	1.5
Communications and utilities	4,794	0.6	4,559	0.7	14,129	0.6	14,192	0.7
Depreciation and amortization	24,117	3.0	23,233	3.4	72,885	3.2	70,025	3.7
Rents and purchased transportation	123,714	15.6	95,855	14.1	348,249	15.1	266,525	14.1
Shared services	72,286	9.1	71,017	10.4	215,020	9.4	196,255	10.4
Gain on sale of property and equipment(2)	(5,910)	(0.7)	—	—	(9,975)	(0.4)	(8,624)	(0.5)
Innovative technology costs(3)	6,068	0.8	6,903	1.0	20,982	0.9	21,303	1.1
Other	1,243	0.2	592	0.1	2,629	0.1	1,103	0.1
Total Asset-Based	682,219	86.2%	597,546	87.7%	1,993,462	86.7%	1,712,704	90.6%

ArcBest(1)
Purchased transportation	$425,567	82.6%	$256,900	84.2%	$1,382,107	83.3%	$694,498	83.8%
Supplies and expenses	4,378	0.9	2,741	0.9	11,907	0.7	7,785	0.9
Depreciation and amortization(4)	5,072	1.0	2,352	0.8	15,720	0.9	7,104	0.9
Shared services	56,371	10.9	31,048	10.2	164,554	9.9	86,198	10.4
Gain on sale of subsidiary(5)	—	—	—	—	(402)	—	(6,923)	(0.8)
Other	8,463	1.6	1,984	0.6	22,309	1.3	6,055	0.7
	499,851	97.0%	295,025	96.7%	1,596,195	96.1%	794,717	95.9%
FleetNet	88,395	99.0%	65,245	98.1%	245,596	98.3%	181,794	98.1%
Total Asset-Light	588,246		360,270		1,841,791		976,511

Other and eliminations(6)	(34,395)		(28,720)		(103,454)		(88,423)
Total consolidated operating expenses	$1,236,070	91.4%	$929,096	91.4%	$3,731,799	91.5%	$2,600,792	93.1%

OPERATING INCOME
Asset-Based	$109,312		$83,618		$306,002		$177,584

ArcBest(1)	15,384		10,182		63,979		33,574
FleetNet	881		1,269		4,190		3,430
Total Asset-Light	16,265		11,451		68,169		37,004

Other and eliminations(6)	(9,816)		(7,508)		(26,136)		(20,537)
Total consolidated operating income	$115,761		$87,561		$348,035		$194,051

1)	The 2022 periods include the operations of MoLo, which was acquired on November 1, 2021.
2)	The three and nine months ended September 30, 2022 include a $4.3 million noncash gain on a like-kind property exchange of a service center. The nine months ended September 30, 2021 include an $8.6 million gain on the sale of an unutilized service center property.
3)	Represents costs associated with the freight handling pilot test program at ABF Freight.
4)	Depreciation and amortization includes amortization of intangibles associated with acquired businesses.
5)	Gain relates to the sale of the labor services portion of the ArcBest segment’s moving business in May 2021, including the contingent amount recognized in second quarter 2022 when the funds were released from escrow.
6)	“Other and eliminations” includes corporate costs for certain unallocated shared service costs which are not attributable to any segment, additional investments to offer comprehensive transportation and logistics services across multiple operating segments, and other investments in ArcBest technology and innovations.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

Non-GAAP Financial Measures

We report our financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP performance measures and ratios utilized for internal analysis provide analysts, investors, and others the same information that we use internally for purposes of assessing our core operating performance and provides meaningful comparisons between current and prior period results, as well as important information regarding performance trends. The use of certain non-GAAP measures improves comparability in analyzing our performance because it removes the impact of items from operating results that, in management's opinion, do not reflect our core operating performance. Other companies may calculate non-GAAP measures differently; therefore, our calculation may not be comparable to similarly titled measures of other companies. Certain information discussed in the scheduled conference call could be considered non-GAAP measures. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results. These financial measures should not be construed as better measurements than operating income, operating cash flow, net income or earnings per share, as determined under GAAP.

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2022	2021	2022	2021

ArcBest Corporation - Consolidated	(Unaudited)
	($ thousands, except per share data)
Operating Income
Amounts on GAAP basis	$115,761	$87,561	$348,035	$194,051
Innovative technology costs, pre-tax(1)	10,056	8,250	30,083	24,392
Purchase accounting amortization, pre-tax(2)	3,213	938	9,640	2,812
Change in fair value of contingent consideration, pre-tax(3)	—	—	810	—
Gain on sale of subsidiary, pre-tax(4)	—	—	(402)	(6,923)
Nonunion vacation policy enhancement, pre-tax(5)	2,080	—	2,080	—
Transaction costs, pre-tax(6)	—	1,607	—	1,607
Non-GAAP amounts	$131,110	$98,356	$390,246	$215,939

Net Income
Amounts on GAAP basis	$88,842	$63,691	$260,872	$148,033
Innovative technology costs, after-tax (includes related financing costs)(1)	7,608	6,243	22,686	18,484
Purchase accounting amortization, after-tax(2)	2,396	702	7,189	2,106
Change in fair value of contingent consideration, after-tax(3)	—	—	604	—
Gain on sale of subsidiary, after-tax(4)	—	—	(317)	(5,437)
Nonunion vacation policy enhancement, after-tax(5)	1,546	—	1,546	—
Transaction costs, after-tax(6)	—	1,187	—	1,187
Life insurance proceeds and changes in cash surrender value	176	(394)	3,679	(2,908)
Tax benefit from vested RSUs(7)	(2,381)	(480)	(8,310)	(7,411)
Tax credits(8)	(1,831)	—	(1,190)	—
Non-GAAP amounts	$96,356	$70,949	$286,759	$154,054

Diluted Earnings Per Share
Amounts on GAAP basis	$3.50	$2.38	$10.18	$5.51
Innovative technology costs, after-tax (includes related financing costs)(1)	0.30	0.23	0.89	0.69
Purchase accounting amortization, after-tax(2)	0.09	0.03	0.28	0.08
Change in fair value of contingent consideration, after-tax(3)	—	—	0.02	—
Gain on sale of subsidiary, after-tax(4)	—	—	(0.01)	(0.20)
Nonunion vacation policy enhancement, after-tax(5)	0.06	—	0.06	—
Transaction costs, after-tax(6)	—	0.04	—	0.04
Life insurance proceeds and changes in cash surrender value	0.01	(0.01)	0.14	(0.11)
Tax benefit from vested RSUs(7)	(0.09)	(0.02)	(0.32)	(0.28)
Tax credits(8)	(0.07)	—	(0.05)	—
Non-GAAP amounts(9)	$3.80	$2.65	$11.19	$5.73

Note: See “Notes to Non-GAAP Financial Tables” for the footnotes to this ArcBest Corporation – Consolidated non-GAAP table.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

	Three Months Ended				Nine Months Ended
	September 30				September 30
	2022		2021		2022		2021

Segment Operating Income Reconciliations	(Unaudited)
	($ thousands, except percentages)
Asset-Based Segment
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$109,312	86.2%	$83,618	87.7%	$306,002	86.7%	$177,584	90.6%
Innovative technology costs, pre-tax(10)	6,068	(0.8)	6,903	(1.0)	20,982	(0.9)	21,303	(1.1)
Nonunion vacation policy enhancement, pre-tax(5)	1,245	(0.2)	—	—	1,245	(0.1)	—	—
Non-GAAP amounts(9)	$116,625	85.3%	$90,521	86.7%	$328,229	85.7%	$198,887	89.5%

Asset-Light
ArcBest Segment
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$15,384	97.0%	$10,182	96.7%	$63,979	96.1%	$33,574	95.9%
Purchase accounting amortization, pre-tax(2)	3,213	(0.6)	938	(0.3)	9,640	(0.6)	2,812	(0.3)
Change in fair value of contingent consideration, pre-tax(3)	—	—	—	—	810	—	—	—
Gain on sale of subsidiary, pre-tax(4)	—	—	—	—	(402)	—	(6,923)	0.8
Nonunion vacation policy enhancement, pre-tax(5)	318	(0.1)	—	—	318	—	—	—
Non-GAAP amounts(9)	$18,915	96.3%	$11,120	96.4%	$74,345	95.5%	$29,463	96.4%

FleetNet Segment
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$881	99.0%	$1,269	98.1%	$4,190	98.3%	$3,430	98.1%
Nonunion vacation policy enhancement, pre-tax(5)	90	(0.1)	—	—	90	—	—	—
Non-GAAP amounts(9)	$971	98.9%	$1,269	98.1%	$4,280	98.3%	$3,430	98.1%

Total Asset-Light
Operating Income ($) and Operating Ratio (% of revenues)
Amounts on GAAP basis	$16,265	97.3%	$11,451	96.9%	$68,169	96.4%	$37,004	96.3%
Purchase accounting amortization, pre-tax(2)	3,213	(0.5)	938	(0.3)	9,640	(0.5)	2,812	(0.3)
Change in fair value of contingent consideration, pre-tax(3)	—	—	—	—	810	—	—	—
Gain on sale of subsidiary, pre-tax(4)	—	—	—	—	(402)	—	(6,923)	0.7
Nonunion vacation policy enhancement, pre-tax(5)	408	(0.1)	—	—	408	—	—	—
Non-GAAP amounts(9)	$19,886	96.7%	$12,389	96.7%	$78,625	95.9%	$32,893	96.8%

Other and Eliminations
Operating Loss ($)
Amounts on GAAP basis	$(9,816)		$(7,508)		$(26,136)		$(20,537)
Innovative technology costs, pre-tax(1)	3,988		1,347		9,101		3,089
Nonunion vacation policy enhancement, pre-tax(5)	427		—		427		—
Transaction costs, pre-tax(6)	—		1,607		—		1,607
Non-GAAP amounts(9)	$(5,401)		$(4,554)		$(16,608)		$(15,841)

Note: See “Notes to Non-GAAP Financial Tables” for the footnotes to this Segment Operating Income Reconciliations non-GAAP table.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Effective Tax Rate Reconciliation
ArcBest Corporation - Consolidated

(Unaudited)
($ thousands, except percentages)	Three Months Ended September 30, 2022
		Other	Income	Income
	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(11)
Amounts on GAAP basis	$115,761	$(791)	$114,970	$26,128	$88,842	22.7%
Innovative technology costs(1)	10,056	189	10,245	2,637	7,608	25.7
Purchase accounting amortization(2)	3,213	—	3,213	817	2,396	25.4
Nonunion vacation policy enhancement(5)	2,080	—	2,080	534	1,546	25.7
Life insurance proceeds and changes in cash surrender value	—	176	176	—	176	—
Tax benefit from vested RSUs(7)	—	—	—	2,381	(2,381)	—
Tax credits(8)	—	—	—	1,831	(1,831)	—
Non-GAAP amounts	$131,110	$(426)	$130,684	$34,328	$96,356	26.3%

	Nine Months Ended September 30, 2022
		Other	Income	Income
	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(11)
Amounts on GAAP basis	$348,035	$(7,759)	$340,276	$79,404	$260,872	23.3%
Innovative technology costs(1)	30,083	466	30,549	7,863	22,686	25.7
Purchase accounting amortization(2)	9,640	—	9,640	2,451	7,189	25.4
Change in fair value of contingent consideration(3)	810	—	810	206	604	25.4
Gain on sale of subsidiary(4)	(402)	—	(402)	(85)	(317)	(21.1)
Nonunion vacation policy enhancement(5)	2,080	—	2,080	534	1,546	25.7
Life insurance proceeds and changes in cash surrender value	—	3,679	3,679	—	3,679	—
Tax benefit from vested RSUs(7)	—	—	—	8,310	(8,310)	—
Tax credits(8)	—	—	—	1,190	(1,190)	—
Non-GAAP amounts	$390,246	$(3,614)	$386,632	$99,873	$286,759	25.8%

	Three Months Ended September 30, 2021
		Other	Income	Income
	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(11)
Amounts on GAAP basis	$87,561	$(1,411)	$86,150	$22,459	$63,691	26.1%
Innovative technology costs(1)	8,250	157	8,407	2,164	6,243	25.7
Purchase accounting amortization(2)	938	—	938	236	702	25.2
Transaction costs(6)	1,607	—	1,607	420	1,187	26.1
Life insurance proceeds and changes in cash surrender value	—	(394)	(394)	—	(394)	—
Tax benefit from vested RSUs(7)	—	—	—	480	(480)	—
Non-GAAP amounts	$98,356	$(1,648)	$96,708	$25,759	$70,949	26.6%

	Nine Months Ended September 30, 2021
		Other	Income	Income
	Operating	Income	Before Income	Tax	Net
	Income	(Costs)	Taxes	Provision	Income	Tax Rate(11)
Amounts on GAAP basis	$194,051	$(3,096)	$190,955	$42,922	$148,033	22.5%
Innovative technology costs(1)	24,392	498	24,890	6,406	18,484	25.7
Purchase accounting amortization(2)	2,812	—	2,812	706	2,106	25.1
Gain on sale of subsidiary(4)	(6,923)	—	(6,923)	(1,486)	(5,437)	(21.5)
Transaction costs(6)	1,607	—	1,607	420	1,187	26.1
Life insurance proceeds and changes in cash surrender value	—	(2,908)	(2,908)	—	(2,908)	—
Tax benefit from vested RSUs(7)	—	—	—	7,411	(7,411)	—
Non-GAAP amounts	$215,939	$(5,506)	$210,433	$56,379	$154,054	26.8%

Note: See “Notes to Non-GAAP Financial Tables” for the footnotes to this Effective Tax Rate Reconciliation non-GAAP table.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA)

Management uses Adjusted EBITDA as a key measure of performance and for business planning. The measure is particularly meaningful for analysis of operating performance because it excludes amortization of acquired intangibles and software of the Asset-Light businesses and changes in the fair value of contingent consideration, which are significant expenses resulting from strategic decisions rather than core daily operations. Additionally, Adjusted EBITDA is a primary component of the financial covenants contained in our credit agreement. The calculation of Consolidated Adjusted EBITDA as presented below begins with net income, which is the most directly comparable GAAP measure. The calculation of Asset-Light Adjusted EBITDA as presented below begins with operating income, as other income (costs), income taxes, and net income are reported at the consolidated level and not included in the operating segment financial information evaluated by management to make operating decisions.

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2022	2021	2022	2021

	(Unaudited)
ArcBest Corporation - Consolidated Adjusted EBITDA	($ thousands)

Net Income	$88,842	$63,691	$260,872	$148,033
Interest and other related financing costs	1,749	2,072	5,551	6,774
Income tax provision	26,128	22,459	79,404	42,922
Depreciation and amortization(12)	34,707	30,359	104,860	90,995
Amortization of share-based compensation	3,175	2,889	9,816	8,567
Change in fair value of contingent consideration(3)	—	—	810	—
Gain on sale of subsidiary(4)	—	—	(402)	(6,923)
Transaction costs(6)	—	1,607	—	1,607
Consolidated Adjusted EBITDA	$154,601	$123,077	$460,911	$291,975

Note: See “Notes to Non-GAAP Financial Tables” for the footnotes to this ArcBest Corporation – Consolidated Adjusted EBITDA non-GAAP table.

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2022	2021	2022	2021

Asset-Light Adjusted EBITDA	(Unaudited)
	($ thousands)
ArcBest
Operating Income	$15,384	$10,182	$63,979	$33,574
Depreciation and amortization(12)	5,072	2,352	15,720	7,104
Change in fair value of contingent consideration(3)	—	—	810	—
Gain on sale of subsidiary(4)	—	—	(402)	(6,923)
Adjusted EBITDA	$20,456	$12,534	$80,107	$33,755

FleetNet
Operating Income	$881	$1,269	$4,190	$3,430
Depreciation and amortization(12)	477	413	1,350	1,241
Adjusted EBITDA	$1,358	$1,682	$5,540	$4,671

Total Asset-Light
Operating Income	$16,265	$11,451	$68,169	$37,004
Depreciation and amortization(12)	5,549	2,765	17,070	8,345
Change in fair value of contingent consideration(3)	—	—	810	—
Gain on sale of subsidiary(4)	—	—	(402)	(6,923)
Adjusted EBITDA	$21,814	$14,216	$85,647	$38,426

Note: See “Notes to Non-GAAP Financial Tables” for the footnotes to this Asset-Light Adjusted EBITDA non-GAAP table.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Notes to Non-GAAP Financial Tables

The following footnotes apply to the non-GAAP financial tables presented in this press release.

1)	Represents costs associated with the freight handling pilot test program at ABF Freight and initiatives to optimize our performance through technological innovation, including costs related to our investment in human-centered remote operation software.
2)	Represents the amortization of acquired intangible assets related to the November 1, 2021 acquisition of MoLo and previously acquired businesses in the ArcBest segment.
3)	Represents change in fair value of the contingent consideration recorded for the MoLo acquisition. The liability for contingent consideration is remeasured at each quarterly reporting date, and any change in fair value as a result of the recurring assessments is recognized in operating income. The contingent consideration for the MoLo acquisition will be paid based on achievement of certain targets of adjusted earnings before interest, taxes, depreciation, and amortization, as adjusted for certain items pursuant to the merger agreement, for years 2023 through 2025.
4)	Gain relates to the sale of the labor services portion of the ArcBest segment’s moving business in May 2021, including the contingent amount recognized in second quarter 2022 when the funds were released from escrow.
5)	Represents a one-time, noncash charge for enhancements to our nonunion vacation policy which were effective third quarter 2022.
6)	Represents costs associated with the acquisition of MoLo.
7)	Represents recognition of the tax impact for the vesting of share-based compensation.
8)	Represents the amounts recorded in third quarter 2022 related to prior periods due to the August 2022 retroactive reinstatement of the alternative fuel tax credit. The amount for the nine months ended September 30, 2022 relates to the tax credit for the year ended December 31, 2021. The amount for the three months ended September 30, 2022 relates to the tax credit for 2021 and the six months ended June 30, 2022.
9)	Non-GAAP amounts are calculated in total and may not foot due to rounding.
10)	Represents costs associated with the freight handling pilot test program at ABF Freight.
11)	Tax rate for total “Amounts on GAAP basis” represents the effective tax rate. The tax effects of non-GAAP adjustments are calculated based on the statutory rate applicable to each item based on tax jurisdiction, unless the nature of the item requires the tax effect to be estimated by applying a specific tax treatment.
12)	Includes amortization of intangibles associated with acquired businesses.

ARCBEST CORPORATION

OPERATING STATISTICS

	Three Months Ended			Nine Months Ended
	September 30			September 30
	2022	2021	% Change	2022	2021	% Change

	(Unaudited)
Asset-Based

Workdays	64.0	64.0		191.0	190.5

Billed Revenue(1) / CWT	$46.42	$41.79	11.1%	$45.32	$38.95	16.4%

Billed Revenue(1) / Shipment	$611.70	$542.38	12.8%	$608.03	$511.43	18.9%

Shipments	1,284,991	1,249,645	2.8%	3,789,074	3,716,852	1.9%

Shipments / Day	20,078	19,526	2.8%	19,838	19,511	1.7%

Tonnage (Tons)	846,613	810,982	4.4%	2,541,710	2,440,214	4.2%

Tons / Day	13,228	12,672	4.4%	13,307	12,810	3.9%

Pounds / Shipment	1,318	1,298	1.5%	1,342	1,313	2.2%

Average Length of Haul (Miles)	1,100	1,098	0.2%	1,092	1,099	(0.6%)

1)	Revenue for undelivered freight is deferred for financial statement purposes in accordance with the Asset-Based segment revenue recognition policy. Billed revenue used for calculating revenue per hundredweight measurements has not been adjusted for the portion of revenue deferred for financial statement purposes.

	Year Over Year % Change
	Three Months Ended	Nine Months Ended
	September 30, 2022	September 30, 2022
	(Unaudited)
ArcBest(2)

Revenue / Shipment	(2.0%)	14.3%

Shipments / Day	73.2%	77.1%

2)	Statistical data for the three and nine months ended September 30, 2022 includes the operations of MoLo, which was acquired on November 1, 2021. Statistical data related to managed transportation solutions transactions is not included in the presentation of operating statistics for the ArcBest segment for the periods presented.

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